EXHIBIT 10.4

THIRD AMENDED AND RESTATED REVOLVING LINE OF CREDIT NOTE

$10,000,000.00	Chicago, Illinois
October 16, 2003

For value received, the undersigned, QC HOLDINGS, INC., a Kansas corporation, QC FINANCIAL SERVICES, INC., a Missouri corporation, QC FINANCIAL SERVICES OF CALIFORNIA, INC., a California corporation, FINANCIAL SERVICES OF NORTH CAROLINA, INC., a Delaware corporation, CASH TITLE LOANS, INC., a Missouri corporation, and TITLE LOANS, INC., a Missouri corporation (collectively, and jointly and severally hereinafter referred to as “Borrower”), promise to pay to the order of BANCO POPULAR NORTH AMERICA (“Bank”), at its principal office at 4000 West North Avenue, Chicago, Illinois 60639, the principal sum of Ten Million and No/100 Dollars ($10,000,000.00), or such lesser amount as may be advanced to Borrower hereunder.

Borrower promises to pay interest (computed on the basis of a year of three hundred sixty (360) days and charged for the actual number of days elapsed) on the principal amount from time to time remaining unpaid hereon from the date hereof until the maturity thereof at the rate per annum announced by Bank from time to time as its prime commercial rate, floating, plus one percent (1%) (the “Interest Rate”), on November 1, 2003, and on the first day of each and every month thereafter until this Note is paid in full, except that the final payment of principal and all accrued but unpaid interest, if not sooner paid, shall be due on October 31, 2004 (the “Maturity Date”). The effective date of any change in the prime commercial rate shall for purposes of this Note shall be the date the rate is changed by Bank. Bank shall not be obligated to give notice to Borrower of any change in the prime commercial rate.

Borrower shall have the right to prepay, without premium or penalty, and to reborrow the revolving credit hereunder in accordance with the terms and conditions of that certain Amended and Restated Loan and Security Agreement dated October 16, 2003 between Borrower, Bank and another, as amended from time to time (the “Loan Agreement”).

Advances under this Note may be made by Bank upon oral or written request of any person whose authority to so act has been established by Borrower in writing to the reasonable satisfaction of Bank and whose authority to so act has not been revoked by Borrower in writing theretofore received by Bank at its main office. The initial persons with authority to request advances to Borrower under this Note are Darrin J. Andersen, Mary Lou Andersen and Cathy S. Tharp, each with authority to act alone. Any such advances shall be conclusively presumed to have been made by Bank to or for the benefit of Borrower. Borrower does hereby irrevocably confirm, ratify and approve all such advances by Bank and does hereby indemnify Bank against any losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Bank harmless with respect thereto.

THIS NOTE HAS A BALLOON PAYMENT REQUIREMENT ON THE MATURITY DATE. ALL PRINCIPAL AND INTEREST REMAINING UNPAID SHALL BE DUE AND PAYABLE ON THE MATURITY DATE, UNLESS SUCH PAYMENT SHALL BE REQUIRED TO BE SOONER MADE PURSUANT TO THE PROVISIONS OF THIS NOTE AND ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION WITH THE LOAN AGREEMENT.

EXHIBIT 10.4

This Note is executed pursuant to the Loan Agreement under which Borrower is indebted to Bank and evidences the aggregate unpaid principal amount of all advances made or to be made by Bank to Borrower under this Note. This Note is referred to in the Loan Agreement as “Loan No. 2” and is secured by the collateral set forth in the Loan Agreement. The Loan Agreement and other documents executed and delivered to Bank in connection therewith contain provisions for the acceleration of the maturity of this Note.

This Note amends and restates that certain Second Amended and Restated Revolving Line of Credit Note dated January 20, 2003 in the principal amount not to exceed Fifteen Million and No/100 Dollars ($15,000,000.00) which principal amount was limited to Seven Million Five Hundred Thousand Dollars ($7,500,000.00) until Bank shall have closed a sale of a 50% participation in such note (the “Prior Note”). The indebtedness evidenced by the Prior Note is continuing indebtedness represented by this Note, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

Upon the occurrence of any Event of Default (as defined in the Loan Agreement), and continuing until this Note is paid in full, and after maturity, the principal hereof then outstanding shall bear interest at the rate per annum determined by adding four percent (4%) to the Interest Rate (the “Default Rate”).

If Bank has not received the full amount of any monthly payment, other than the final principal and interest payment, by the end of ten (10) calendar days after the date it is due, Borrower shall pay a late charge to Bank in the amount of five percent (5%) of the overdue payment in order to defray part of the expense incident to handling such delinquent payment. Borrower shall pay this late charge only once on any particular late payment. Such late charge shall be in addition to and separate from any increase in interest due hereunder as a result of calculation of interest at the Default Rate.

Upon the occurrence of an Event of Default, this Note and all other indebtedness of Borrower to Bank shall immediately become due and payable, without notice or demand by Bank.

All payments and prepayments on account of the indebtedness evidenced by this Note shall be first applied to costs of collection and any other charges due hereunder, if any, then on accrued and unpaid interest on the unpaid principal balance of this Note and the remainder, if any, to said principal balance.

All loans made by Bank against this Note and all payments made by Borrower on account of the unpaid principal amount hereof, shall be recorded on the books and records of the holder hereof and endorsed hereon prior to any transfer hereof, and Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount shown as owing on this Note on the books and records of the holder hereof shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note, or any renewal or extension hereof. The failure to so record any such amount or any error so recording any such amount shall not, however, limit or otherwise affect the obligations of Borrower hereunder or under any note to repay the principal amount of the liabilities together with all interest accruing thereon.

EXHIBIT 10.4

The amount of advances which Bank may make under this Note is limited to the lesser of: (i) Ten Million Dollars ($10,000,000.00), and (ii) an amount equal to the sum of (a) one hundred percent (100%) of available cash on hand and (b) eighty percent (80%) of Eligible Consumer Loans. The term “Eligible Consumer Loans” means those outstanding consumer loans made by Borrower which are not then and have not previously been in default. Borrower shall provide Bank with a borrowing base certificate in accordance with the provisions of Section 4.1 of the Loan Agreement.

This Note shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of laws provisions of the State of Illinois.

In the event one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Borrower hereby irrevocably waives any right to trial by jury in any action, suit, counterclaim or proceeding (i) to enforce or defend any rights under or in connection with this Note, or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith, or (ii) arising from any dispute or controversy arising in connection with or related to this Note, or any such amendment, instrument, document or agreement, and agrees that any such action, suit, counterclaim or proceeding shall be tried before a court and not before a jury.

Borrower promises to pay all reasonable costs and expenses (including reasonable attorneys’ fees and costs suffered or incurred by the holder hereof) in collecting this Note or in enforcing any rights under the Loan Agreement including any collateral granted thereunder. Except for notice required pursuant to the terms of the Loan Agreement, Borrower hereby waives notice of nonpayment, presentment for payment, notice of dishonor, and protest of this Note.

If more than one person or entity are signing this Note as Borrower, their obligations under this Note shall be joint and several and may be fully enforced against any of them in legal proceedings without any requirement that all other parties be joined as a party defendant in those proceedings.

If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day and interest shall be payable thereon at the interest rate set forth herein.

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EXHIBIT 10.4

IN WITNESS THEREOF, the undersigned have executed this Third Amended and Restated Revolving Line of Credit Note as of the date first above written.

QC HOLDINGS, INC., a Kansas corporation		QC FINANCIAL SERVICES, INC., a Missouri corporation

By:	/S/ DON EARLY	By:	/S/ DON EARLY

Title:	President	Title:	President

QC FINANCIAL SERVICES OF CALIFORNIA, INC., a California corporation		FINANCIAL SERVICES OF NORTH CAROLINA, INC., a Delaware corporation

By:	/S/ DON EARLY	By:	/S/ DON EARLY

Title:	President	Title:	President

CASH TITLE LOANS, INC., a Missouri corporation		TITLE LOANS, INC., a Missouri corporation

By:	/S/ DON EARLY	By:	/S/ DON EARLY

Title:	President	Title:	President

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